FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rachel Carr
CONTACT:	Dan Klores Communications
212-981-5253
rachel_carr@dkcnews.com

FOR IMMEDIATE RELEASE

FUSION CONTINUES TO CONNECT COMMUNITIES WORLDWIDE
WITH THE INTRODUCTION OF ITS EFONICA VoIP SERVICES IN JORDAN

Secures Exclusive Rights to Jordanian Telecommunications License

New York, NY October 24, 2006 - Fusion (AMEX: FSN), a global VoIP service provider, today announced that its Efonica Voice over Internet Protocol (VoIP) products and services will soon be available in Jordan with the creation of Fusion Jordan. As the Company continues to strengthen its worldwide market reach, Fusion has signed an agreement to secure the exclusive use of a license to offer a full suite of Efonica VoIP services throughout Jordan. With a population of over five million and nearly 400% growth of Internet users over the last five years, Jordan represents a key market experiencing dramatic growth among Internet communities in the Middle East.

Through this new endeavor, Fusion will build on its long-standing local distribution partnerships in the region and drive sales of its premium paid Efonica VoIP services by offering subscribers an opportunity to communicate with their friends and family throughout the world. To further enhance Efonica’s regional and global market reach, Fusion will offer customized premium Efonica VoIP service plans for Jordanian residents and communities around the world.

Fusion has been successful in growing its international subscriber community due to Efonica’s innovations, ease-of-use and cost-effective products and services. The worldwide Internet area code™, developed by Fusion, is providing a simple and universal method for Efonica customers to retain existing calling patterns and place calls by simply adding “10” to the beginning of existing landline or mobile telephone numbers.

“We are very pleased to begin operations in Jordan in the near future,” said Matthew Rosen, President and Chief Executive Officer of Fusion. “We believe our Efonica suite of advanced VoIP products and services will deliver exceptional value and performance to the people of Jordan and Jordanian communities around the world.”

“With Fusion Jordan, we plan to increase sales of Efonica through our established and growing network of distribution partners,” said Roger Karam, President of Fusion’s VoIP division. “We will continue to form strategic alliances with Jordanian retailers and align with key Internet properties, in order to increase the points of sale for Jordanians, as well as to connect the Jordanian communities around the world in a way that is simple and cost-effective.”

Efonica offers consumers the ability to call each other using their existing landline or mobile telephone numbers. Calls can be made to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), connected to either a wireless, broadband or dial-up Internet connection. The service was introduced incorporating Fusion’s patent-pending worldwide Internet area code, which combined with a subscriber’s existing telephone number, further simplifies the process of making a call. Consumers subscribe to Efonica by visiting www.efonica.com and completing an easy registration process.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between markets worldwide including emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.